SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[X ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             HENNESSY ADVISORS, INC.
                (Name of Registrant as Specified in Its Charter)
                   ------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
    ____________________________________________________________________________
(2) Aggregate number of securities to which transaction applies:
    ____________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ____________________________________________________________________________
(4) Proposed maximum aggregate value of transaction:
    ____________________________________________________________________________
(5) Total fee paid:

(6) ____________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
    ____________________________________________________________________________
(2) Form, schedule or registration statement no.:
    ____________________________________________________________________________
(3) Filing party:
    ____________________________________________________________________________
(4) Date filed:
    ____________________________________________________________________________

                               [Graphic omitted]



                            LETTER FROM OUR PRESIDENT
                                       AND
                                 PROXY STATEMENT
                          Year Ended September 30, 2003






                             Hennessy Advisors, Inc.
                              The Courtyard Square
                           750 Grant Avenue, Suite 100
                            Novato, California 94945
                                  800-966-5354
                             www.hennessy-funds.com

Dear Hennessy Advisors Shareholder:                         December, 2003

As I wrote last year's annual shareholder letter, we were navigating through a very difficult and uncertain economy. What a difference a year makes and what a year it has been for Hennessy Advisors! I believe the market is in the midst of a sustainable recovery and will continue its positive momentum. Corporations are experiencing stronger earnings and paying higher dividends, and businesses are spending more -- which all should lead to higher consumer confidence and increased investment in the stock market and in mutual funds. We grew our number of mutual funds shareholders by 62% to over 51,000, and we more than doubled our assets under management in our mutual funds in the past fiscal year, growing from $374 to $835 million. Over 60% of our mutual fund asset growth was derived from net new investments (purchases less redemptions), showing that we are retaining existing customers and attracting new investors to our funds. In September, we closed the acquisition of the $35 million Sym Select Growth Fund. With that money we started the Hennessy Focus 30, a mid-cap growth fund that employs a stock-selection formula similar to our highly successful Cornerstone Growth Fund. Our funds are all performing nicely, led by our Hennessy Cornerstone Growth Fund, whose year-to-date performance is +46.84% (through 12/3/03).

Here at Hennessy Advisors we take pride in bringing all of our shareholders superior investment products. When you invest with Hennessy you are investing in a company that is committed to providing every shareholder with investment value and excellent service.

We are proud to report that in the past fiscal year (Oct. 1, 2002 to Sept. 30, 2003), Hennessy Advisors' revenue, net profit and earnings per share all experienced significant increases. Total revenue increased from $2,270,287 to $4,787,528 and net profit increased from $308,697 to $1,061,988. Diluted earnings per share were $0.65 for the fiscal year ended September 30, 2003 versus $0.23 per share for the fiscal year ended September 30, 2002. This was an exceptional year for our company. As the Company moves forward into our new fiscal year (2003-2004) we are forging ahead with the goal of growing our assets under management.

We sincerely appreciate your continued confidence and investment in our company. We look forward to another strong year for Hennessy Advisors and a long and successful partnership with our shareholders.

Sincerely,

/s/ Neil Hennessy

Neil Hennessy
President, Chairman and CEO

                             Hennessy Advisors, Inc.

                                 ---------------

                           NOTICE AND PROXY STATEMENT

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 28, 2004



TO THE HOLDERS OF OUR COMMON STOCK:

         The annual meeting of shareholders of Hennessy Advisors, Inc. will be held on Wednesday, January 28, 2004, at 6:30 P.M., local time, at StoneTree Country Club, 9 StoneTree Lane, Novato, California 94945.

         The meeting will be held for the following purposes:

         1. To elect eight directors to serve terms expiring at the annual meeting of shareholders to be held in 2005 and until their successors have been elected and qualified.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The shareholders of record at the close of business on December 16, 2003 will be entitled to vote at the annual meeting.

         We hope you will be able to attend the meeting, but in any event we would appreciate your dating, signing and returning the enclosed proxy as promptly as possible. If you are able to attend the meeting, you may revoke your proxy and vote in person.

                                        By Order of the Board of Directors,

                                        /s/ Teresa M. Nilsen

                                        Teresa M. Nilsen, Secretary

Dated:   December 23, 2003

-i-
004.406964.3

                                TABLE OF CONTENTS
                                                                            Page

VOTING SECURITIES.............................................................1
ELECTION OF DIRECTORS.........................................................3
     Section 16(a) Beneficial Ownership Reporting Compliance..................4

     Board of Directors and Standing Committees...............................5

AUDIT COMMITTEE REPORT........................................................6
CODE OF ETHICS................................................................7
EXECUTIVE COMPENSATION........................................................7
CERTAIN TRANSACTIONS..........................................................9
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.....................................10
OTHER MATTERS................................................................11
SHAREHOLDER PROPOSALS........................................................11
ANNUAL REPORT................................................................11
EXPENSES OF SOLICITATION.....................................................11

                             HENNESSY ADVISORS, INC.

                           750 Grant Avenue, Suite 100
                            Novato, California 94945

                                 ---------------

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD JANUARY 28, 2004



         This proxy statement and the enclosed form of proxy are first being sent to shareholders of Hennessy Advisors, Inc. on or about December 23, 2003 in connection with the solicitation by our board of directors of proxies to be used at our 2004 annual meeting of shareholders. The meeting will be held on Wednesday, January 28, 2004, at 6:30 P.M., local time, at StoneTree Country Club, 9 StoneTree Lane, Novato, California 94945.

         The board of directors has designated Neil J. Hennessy and Teresa M. Nilsen, and each or either of them, as proxies to vote the shares of common stock solicited on its behalf. If you sign and return the enclosed form of proxy, you may nevertheless revoke it at any time insofar as it has not been exercised by (1) giving written notice to Hennessy's Secretary, (2) delivering a later dated proxy, or (3) attending the meeting and voting in person. The shares represented by your proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

                                VOTING SECURITIES

         The record of shareholders entitled to vote was taken at the close of business on December 16, 2003. At such date, we had outstanding and entitled to vote 1,626,142 shares of common stock. Each share of common stock entitles the holder to one vote. Holders of a majority of the outstanding voting stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

         The following table shows information relating to the beneficial ownership as of the record date of (1) each person known to us to be the beneficial owner of more than 5% of our voting stock, (2) each director, (3) each of the executive officers named in the summary compensation table elsewhere in this proxy statement, and (4) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares.

                 Amount and Nature of Shares Beneficially Owned

                                               Number of Shares       Percent
          Name(1)                                  Owned(2)           of Class
          ----                                     -----              --------

Neil J. Hennessy.......................             662,822            40.4%

Teresa M. Nilsen.......................              35,100             2.1%

Daniel B. Steadman.....................              17,500             1.1%

Henry Hansel...........................              45,000             2.7%

Brian A. Hennessy......................              79,500             4.8%

Daniel G. Libarle......................              25,000             1.5%

Rodger Offenbach.......................              30,170             1.8%

Thomas L. Seavey.......................              25,000             1.5%

All directors and executive officers
    as a group (8 persons).............             920,092            51.5%

------------------------

(1) The address of each individual is 750 Grant Avenue, Suite 100, Novato, California 94945. (2) Includes shares subject to presently exercisable options, as follows:

             Name                                              Number of Options
             ----                                              -----------------

       Neil J. Hennessy.....................................       15,000
       Teresa M. Nilsen.....................................       15,000
       Daniel B. Steadman...................................       15,000
       Henry Hansel.........................................       20,000
       Brian A. Hennessy....................................       20,000
       Daniel G. Libarle....................................       20,000
       Rodger Offenbach.....................................       20,000
       Thomas L. Seavey.....................................       20,000

                              ELECTION OF DIRECTORS

         At the meeting, eight directors will be elected to serve for a one-year term, until their successors are elected and qualified. The board of directors has nominated each of our current directors to stand for reelection. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. Broker non-votes and votes withheld have no effect on the outcome. Cumulative voting does not apply unless a shareholder entitled to vote at the meeting gives notice before the voting begins of the shareholder's intent to exercise cumulative voting. If cumulative voting applies, each shareholder has the right to distribute among one or more nominees the number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote at the meeting.

         The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of each of the board's nominees. Each nominee is presently available for election. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may, in their discretion, vote for a substitute.

         Our board of directors recommends a vote "for" the election of each of its nominees. Proxies solicited by the board will be so voted unless shareholders specify in their proxies a contrary choice.

         Information concerning all incumbent directors and nominees, based on data furnished by them, is set forth below.

         Neil J. Hennessy (age 47) has served as director, president and chief executive officer of Hennessy since 1989, as president and investment manager of The Hennessy Funds, Inc. since 1996 and as director and president of Hennessy Mutual Funds, Inc. since 2000. He is the portfolio manager to our five no-load mutual funds. Mr. Hennessy started his financial career almost 25 years ago as a broker at Paine Webber. He subsequently moved to Hambrecht & Quist and later returned to Paine Webber. Mr. Hennessy has served as an expert witness/ mediator to the securities industry since 1989, and has heard/evaluated approximately 450 cases to date, in which he has prepared, reviewed, consulted and evaluated securities sensitive issues. Mr. Hennessy's securities industry experience is vast. From 1987 to 1990, Mr. Hennessy served as a nominated member of the National Association of Securities Dealers, Inc., District Business Conduct Committee (DBCC), and in March of 1993 he accepted the nomination to this committee again. From January 1993 to January 1995, Mr. Hennessy served his elected term as chairman of the DBCC. Mr. Hennessy is the brother of Dr. Brian
A. Hennessy.

         Teresa M. Nilsen (age 37) has served as director, executive vice president, chief financial officer and secretary of Hennessy since 1989, as executive vice president and secretary of The Hennessy Funds, Inc. since 1996 and as executive vice president and secretary of Hennessy Mutual Funds, Inc. since 2000. Ms. Nilsen has worked in the securities industry for over 15 years. Ms. Nilsen graduated with a bachelor's degree in economics from the University of California, Davis, in 1987.

         Daniel B. Steadman (age 47) has served as director and executive vice president of Hennessy since 2000, as executive vice president of The Hennessy Funds, Inc. since 2000 and as executive vice president of Hennessy Mutual Funds, Inc. since 2000. Mr. Steadman has been in the financial services industry for over 29 years, serving as vice president of WestAmerica Bank from 1995 through 2000, vice president and an organizing officer of Novato National Bank from 1984 through 1995, assistant vice president and manager of Bank of Marin from 1980 through 1984, and banking services officer of Wells Fargo Bank from 1974 through 1980.

         Henry Hansel (age 55) has served as a director of Hennessy since 2001. Mr. Hansel attended the University of Santa Clara where he graduated in 1970 with a B.S. in economics. He is president (since 1982) of The Hansel Dealer Group, which includes seven automobile dealerships. Mr. Hansel is a founding director of the Bank of Petaluma.

         Brian A. Hennessy (age 50) has served as a director of Hennessy since 1989, as a director of The Hennessy Funds, Inc. since 1996, and as a director of Hennessy Mutual Funds, Inc. since 2000. Dr. Hennessy has been a self-employed dentist for more than 20 years. Dr. Hennessy is the brother of our chairman, Neil J. Hennessy. Dr. Hennessy attended the University of San Francisco where he earned a B.S. in biology in 1975. Dr. Hennessy received his D.D.S. from the University of the Pacific in 1980.

         Rodger Offenbach (age 52) has served as a director of Hennessy since 2001 and a director of The Hennessy Funds, Inc. from 1996 to 2001. Mr. Offenbach attended California State University, Sonoma where he received a B.S. in business administration in 1972. Mr. Offenbach has been the owner of Ray's Catering and Marin-Sonoma Picnics since 1973.

         Daniel G. Libarle (age 62) has been a director of Hennessy since 2001. Mr. Libarle attended the University of Oregon and San Jose State University, where he graduated in 1963 with a B.A. in economics. Mr. Libarle is the owner and president of Lace House Linen, Inc. and is a founding director and chairman of the board of directors for Bank of Petaluma. Mr. Libarle is currently a director of Greater Bay Bancorp and serves on the bank's audit committee.

         Thomas L. Seavey (age 56) has served as a director of Hennessy since 2001. Mr. Seavey graduated from Western Michigan University with a B.A. in English and history in 1969. For the majority of Mr. Seavey's business career, he has been involved in the sales and marketing of athletic and leisure products, as well as marketing professional athletes. Mr. Seavey spent 12 years at Nike as head agent for sales in the Midwest, as well as California, and spent three years at International Management Group as the vice president of products. While employed at Nike, Mr. Seavey formed a family business selling sport and leisure products in 1980, and formally took over the management of that company in 1993, selling half the interest in it in 1998. Mr. Seavey is currently managing Continental Sports Group (formerly Seavey Corp.)

Section 16(a) Beneficial Ownership Reporting Compliance

         Under Section 16(a) of the Securities Exchange Act of 1934, a Form 4 reporting the acquisition or disposition of Hennessy equity securities by an officer, director or 10% shareholder must be filed with the Securities and Exchange Commission no later than the second business day after the date on which the transaction occurred, unless certain exceptions apply. Most transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the company's fiscal year. To our knowledge, based solely on a review of copies of the reports furnished to us and written representations that no other reports were required, our officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended September 30, 2003.

Board of Directors and Standing Committees

         The board held four regular meetings and one special meeting during the fiscal year ended September 30, 2003. All directors attended at least 75% of all meetings of the board and board committees on which they served during fiscal 2003.

         The board of directors has established two standing committees: an audit committee and a compensation committee, which are described below. Members of these committees are elected annually at the regular board meeting held in conjunction with the annual shareholders' meeting. Our board of directors does not have a nominating committee.

         Compensation Committee. The compensation committee presently is composed of Rodger Offenbach (Chairman), Daniel G. Libarle and Thomas L. Seavey. The compensation committee held one meetings during fiscal 2003 to review annual performance. This committee has the responsibility of approving the compensation arrangements for our management, including annual bonus and long-term compensation. It also recommends to the board of directors adoption of any compensation plans in which our officers and directors are eligible to participate, as well as makes grants of employee stock options and other stock awards under our incentive plan.

         Audit Committee. The audit committee presently is composed of Daniel G. Libarle (Chairman), Henry Hansel and Thomas L. Seavey, all of whom are considered independent under Nasdaq rules. The audit committee met five times during fiscal 2003. The principal responsibilities of and functions to be performed by the audit committee are established in the audit committee charter, which was adopted on November 6, 2002. The responsibilities and functions of the audit committee include reviewing our internal controls and the integrity of our financial reporting, approving the employment and compensation of and overseeing our independent auditors, and reviewing the annual audit with the auditors.

         Audit Committee Financial Expert. Our board of directors has determined that Daniel G. Libarle, who has served as chairman of our audit committee since 2001, is also the audit committee financial expert, and is independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. The Board based its determination on the fact that Mr. Libarle has extensive experience evaluating financial statements, and actively supervising financial managers responsible for preparing financial statements in accordance with generally accepted accounting principles, in his capacity as the owner and president of Lace House Linen, Inc. for the past 20 years. Mr. Libarle has also acquired an understanding of internal controls, procedures for financial reporting and audit committee functions as the founding chairman of the board for Bank of Petaluma, since 1985, and as a member of the audit committee of the board of directors of Greater Bay Bancorp for the past three years.

                             AUDIT COMMITTEE REPORT

         Management is responsible for our internal controls and financial reporting process. Our independent accountants for fiscal 2003, Pisenti & Brinker LLP, are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States of America and issuing their report. The audit committee's responsibility is to monitor and oversee these processes.

         In connection with these responsibilities, the audit committee met with management and the independent accountants to review and discuss the financial statements for the fiscal year ended September 30, 2003. The audit committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (communication with audit committees). The audit committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence discussions with audit committees), and the audit committee discussed with the independent accountants that firm's independence.

         Based upon the audit committee's discussions with management and the independent accountants, and the audit committee's review of the representations of management and the independent accountants, the audit committee recommended that the board of directors include the audited financial statements in Hennessy's annual report on Form 10-KSB for the fiscal year ended September 30, 2003 filed with the Securities and Exchange Commission.

                                        Daniel G. Libarle, Chairman
                                        Henry Hansel
                                        Thomas L. Seavey

                                 CODE OF ETHICS

         On February 5, 2003, we adopted a code of ethics that applies to the principal executive officer, principal financial officer, executive vice presidents and controller. The code has been designed in accordance with provisions of the Sarbanes-Oxley Act of 2002, to promote honest and ethical conduct. The code is included as an exhibit to our annual report on Form 10-KSB for the fiscal year ended September 30, 2003.

         You may obtain a copy of the Hennessy Advisors, Inc. Code of Ethics, at no cost, by forwarding a written request to:

                  Hennessy Advisors, Inc.
                  750 Grant Avenue, Suite No. 100
                  Novato, CA  94945
                  Attention:  Teresa A. Nilsen

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation for services rendered for the fiscal year ended September 30, 2003, by our executive officers, each having received total salary and bonus in excess of $100,000 in fiscal 2003:

                                                   Annual Compensation
                                     -------------------------------------------------
                                                                                            Long-term
                                                                          Other            Compensation                All
         Name and Principal                                              Annual          Awards - Securities          Other
              Position                Year     Salary      Bonus      Compensation       Underlying Options        Compensation
              --------                ----     ------      -----      ------------       ------------------        ------------

Neil J. Hennessy
Chief Executive Officer               2003   $ 180,000    $223,755         $0                   7,500               $ 8,968(1)
                                      2002   $ 156,500    $36,000      $ 4,233(2)               7,500               $ 8,443(3)
                                      2001   $ 135,468       $0        $ 6,950(4)                 0                 $ 1,456(5)
Teresa M. Nilsen
Chief Officer and Secretary(6)        2003    $ 96,000    $55,000          $0                   7,500                   $0
                                      2002    $ 75,333    $ 2,500          $0                   7,500                   $0
Daniel B. Steadman
Executive Vice President(6)           2003    $ 96,000    $50,000          $0                   7,500                   $0
                                      2002    $ 82,000    $ 2,500          $0                   7,500                   $0

-------------------------------------

(1)      2003 Premiums for life insurance ($5,828) and disability insurance
         ($3,140).
(2)      Auto allowance.
(3)      2002 Premiums for life insurance ($5,827) and disability insurance
         ($2,616).
(4)      Auto allowance and health club membership.
(5)      Life insurance premiums.
(6) Information for fiscal 2001 has been omitted as permitted by rules of the Securities and Exchange Commission.

         We made the following stock option grants to the named executive officers in the summary compensation table above during the fiscal year ended September 30, 2003:

                      Option/SAR Grants In Last Fiscal Year
                               (Individual Grants)
-----------------------------------------------------------------------------------------------------------------------
                                         Number of
                                         Securities           Percent Of Total
                                         Underlying           Options Granted           Exercise Or
                                          Options             To Employees In           Base Price        Expiration
                Name                     Granted(1)             Fiscal Year              ($/Share)           Date
                ----                     -------                -----------              ---------           ----

Neil J. Hennessy                           7,500                   10.3%                  $12.00          8/06/2014

Teresa M. Nilsen                           7,500                   10.3%                  $12.00          8/06/2014

Daniel B. Steadman                         7,500                   10.3%                  $12.00          8/06/2014

-------------------------------------

(1) The options, which have an exercise price of $12 per share and a term of 11 years, were 100% vested on the date of grant.


         As shown in the following table, no executive officers exercised options during the fiscal year ended September 30, 2003:

               Aggregated Option/SAR Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

--------------------------------------------------------------------------------------------------------------------------------
                               Number of                          Number Of Unexercised               Value Of Unexercised
                                Shares                            Securities Underlying               In-The-Money Options
                              Acquired On        Value            Options At FY-End (#)                   At FY-End ($)
           Name                Exercise        Realized         Exercisable/Unexercisable           Exercisable/Unexercisable
           ----                --------        --------         -------------------------           -------------------------

Neil J. Hennessy                  --              --                    15,000/0                           $60,000/$0

Teresa M. Nilsen                  --              --                    15,000/0                           $60,000/$0

Daniel B. Steadman                --              --                    15,000/0                           $60,000/$0


Employment Agreements

         Neil J. Hennessy entered into an employment agreement relating to his service as chairman of the board of directors and chief executive officer of Hennessy and as chief investment officer and portfolio manager for our mutual funds, effective at the completion of our initial public offering in February 2002. Under the employment agreement, Mr. Hennessy is responsible for managing or overseeing the management of our mutual funds, attracting mutual fund accounts, attracting or managing accounts for high net worth individuals or retirement accounts or otherwise generating revenues. Mr. Hennessy receives an annual salary of $180,000 plus a car, insurance, and any other benefits that other employees receive. In addition to his base compensation, Mr. Hennessy receives an incentive-based management fee in the amount of 10% of our pre-tax profit, if any, as computed for financial reporting purposes in accordance with accounting principles generally accepted in the United States of America.

         The term of the employment agreement extends through the year 2006 and is automatically renewed thereafter for one-year terms unless either party gives notice of nonrenewal at least 60 days before the end of the current term. The agreement can be modified only with the consent of our board of directors. If we terminate Mr. Hennessy's employment without cause or he terminates his employment for good reason, he will be entitled to a severance payment equal to the greater of (1) his base salary and allocable bonus for the remainder of the term of the agreement, or (2) one year of base salary and allocable bonus. The allocable bonus will be 75% of the average annual bonus actually paid to Mr. Hennessy during the term of his employment.

Director Compensation

         During fiscal 2003, outside directors have been compensated in cash for their participation in board meetings ($750 per meeting) and committee meetings ($250 per meeting, 2 committees). Outside directors have also been granted 20,000 stock options each, through the fiscal year ended September 30, 2003.

         Effective October 1, 2003, compensation for attending board meetings was increased to $1,000 per meeting.

                              CERTAIN TRANSACTIONS

         There have been no transactions of more than $60,000 between Hennessy and any shareholder, director or executive officer during the last two-year period ending September 30, 2003.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         On June 3, 2003, we dismissed our auditors, KPMG LLP and appointed Pisenti & Brinker, LLP as our new independent auditors, effective June 4, 2003. This change was approved by the audit committee.

         During the two recent fiscal years ended September 30, 2002, and the subsequent interim period through June 3, 2003, there were no disagreements between us and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports.

         The audit reports of KPMG on our financial statements as of and for the fiscal years ended September 30, 2002 and September 30, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. A letter from KPMG is attached as an exhibit to our current report on Form 8-K filed June 10, 2003.

         The board of directors has selected Pisenti & Brinker LLP to serve as our independent certified public accountants for the current fiscal year ending September 30, 2004. That firm has served as our auditors beginning on June 4, 2003 for the fiscal year ended September 30, 2003. Representatives of Pisenti & Brinker LLP are expected to be present at the annual meeting of shareholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

         The following table provides information relating to the fees KPMG and Pisenti & Brinker billed to Hennessy Advisors, Inc., Hennessy Funds, Inc., and Hennessy Mutual Funds Inc., for the fiscal years ended September 30, 2003 and 2002.

                                        Audit           Audit-Related           Tax          All Other       Total
                                        Fees               Fees(1)            Fees(2)         Fees(3)        Fees
                                        ----               ----               ----            ----           ----

Fiscal Year 2003

 -- KPMG LLP                           $28,000             $36,000              $0              $0          $64,000

 -- Pisenti & Brinker LLP                 $0               $4,500             $3,500            $0          $8,000

Fiscal Year 2002

 -- KPMG LLP only                      $30,000             $9,950               $0            $50,000       $89,950

______________________

(1)Audit-related fees are for SEC compliance reviews of Form 10-QSB.

(2)Tax fees are for preparation of federal and state income tax returns.

(3)KPMG LLP "All Other Fees" were for services provided during preparation of SEC Form SB-2, for the initial public offering of our common stock.

         All decisions regarding selection of independent accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002. There are no exceptions to the policy of securing pre-approval of our audit committee for any service provided by our independent accounting firm.

                                  OTHER MATTERS

         The board of directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on the matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                              SHAREHOLDER PROPOSALS

         Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which shareholder proposals must be received by us in order to be included in our proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if, pursuant to Rule 14a-8, they wish a proposal to be included in our proxy statement and form of proxy relating to the 2005 annual meeting, a written copy of their proposal must be received at our principal executive offices no later than August 25, 2004. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in our proxy materials.

         Notice to us of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8, including any nomination for director, will be considered untimely under our bylaws if we receive it after August 25, 2004, and will not be placed on the agenda for the 2005 annual meeting.

         To ensure prompt receipt by Hennessy, proposals should be sent certified mail, return receipt requested.

                                  ANNUAL REPORT

         A copy of our annual report on Form 10-KSB for the fiscal year ended September 30, 2003 accompanies this proxy statement. Additional copies may be obtained by writing to Teresa M. Nilsen, at our principal executive offices, at 750 Grant Avenue, Suite 100, Novato, California 94945.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by Hennessy. We may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

         PLEASE SPECIFY YOUR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO           Please
DIRECTION IS INDICATED WILL BE VOTED "FOR" EACH          Mark Here      [_]
OF THE NOMINEES LISTED BELOW.                            For Address
                                                         Change or
                                                         Comments
                                                         SEE REVERSE SIDE

The Board of Directors recommends
a vote FOR each nominee listed below.           FOR      WITHHELD
                                                ALL      FOR ALL
Election of Directors
Nominees:                                       [_]        [_]
01.  Neil J. Hennessy
02.  Teresa M. Nilsen
03.  Daniel B. Steadman
04.  Henry Hansel                                                         WILL
05.  Brian A. Hennessy                                                   ATTEND
06.  Rodger Offenbach
07.  Daniel G. Libarle          If you plan to attend the annual meeting,
08.  Thomas L. Seavey           please mark the WILL ATTEND box            [_]

WITHHELD FOR: (Write that nominee's name in the space provided below.)

_________________________________________






Signature __________________ Signature ___________________ Date ________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              FOLD AND DETACH HERE




                             YOUR VOTE IS IMPORTANT!

     Mark, sign and date your proxy card and return promptly in the enclosed envelope.

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             HENNESSY ADVISORS, INC.


         The undersigned hereby appoints Neil J. Hennessy and Teresa M. Nilsen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hennessy Advisors, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the annual meeting of shareholders of the company to be held January 28, 2004 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

         THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE BOARD'S NOMINEES.

         Should any other matters requiring a vote of the shareholders arise, including matters incident to the conduct of the meeting, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the company.

       (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE




                             YOUR VOTE IS IMPORTANT!

                You can vote by mail - by promptly returning your
                 completed proxy card in the enclosed envelope.